Exhibit 10.1


                   SCHEDULE OF DIRECTORS WHO
                  HAVE ENTERED INTO DEFERRED
                   COMPENSATION ARRANGEMENTS
                   PURSUANT TO A DIRECTOR'S
                  COMPENSATION AGREEMENT WITH
                   FARMERS & MERCHANTS TRUST
                    COMPANY OF CHAMBERSBURG


Monthly Payment          Monthly Payment
Under 1-1-82             Under 1-1-83
Director                    Agreement                Agreement

Charles S. Bender II          $1,294                   $  315

Jay L. Benedict, Jr.             395                       96

John M. Hull, III                557                      139

Jeryl C. Miller                  N/A                    1,310

Charles Sioberg                1,078                      812

Martha B. Walker               1,366                      N/A

Robert G. Zullinger              684                      172



FORM OF
DIRECTOR'S COMPENSATION AGREEMENT

1982 VERSION

This Agreement is entered into this first day of January, 1982, between FARMERS & MERCHANTS TRUST CO. OF
CHAMBERSBURG, P.O. Box T., Chambersburg, Pennsylvania 17201
(Herein referred to as the "Bank") and _________________________
(Herein referred to as the "Director").

WITNESSETH

WHEREAS, the Bank recognizes that the competent and faithful efforts of Director on behalf of the Bank have contributed significantly to the success and growth of the Bank;
and

WHEREAS, the Bank values the efforts, abilities and accomplishments of the Director and recognizes that his services are vital to its continued growth and profits in the future; and

WHEREAS, the Bank desires to compensate the Director and retain his services for five years, if elected, to serve on the Board of Directors. Such compensation is set forth below;
and

WHEREAS, the Director, in consideration of the foregoing, agrees to continue to serve as a Director, if elected,

NOW, THEREFORE, it is mutually agreed as follows:

1. Compensation. The Bank agrees to pay Director the total sum of $__________ payable in monthly installments of $__________ for 120 consecutive months, commencing on the first day of the month following Director's 65th birthday. Payments to the Director will terminate when the 120 payments have been made or at the time of the Director's death, whichever occurs first.

2.   Death of Director Before Age 65.  In the event
Director should die before reaching age 65, the Bank agrees to pay to Director's beneficiary designated in writing to the Bank, the sum of $__________ per month for 120 consecutive months. Payments will begin on the first day of the month following Director's death.

3. Death of Director After Age 65. If the Director dies after age 65 prior to receiving the full 120 monthly installments, the remaining monthly installments will be paid to the Director's designated beneficiary(ies). The beneficiary(ies) shall receive all remaining monthly installments which the Director would have received until the total sum of $__________ set forth in paragraph "1" is paid. If the Director fails to designate a beneficiary in writing to the Bank, the balance of monthly installments remaining at the time of his death shall be paid to the legal representative of the estate of the Director.

4.   Termination of Service as A Director.  If the
Director, for any reason other than death, fails to serve five consecutive years as a Director, he will receive monthly compensation beginning at age 65 on the basis that the number of full months served bears to the required number of 60 months times the compensation stated in paragraph "1." For example, if the Director serves only 36 months, he will be entitled to 36/60 or 60% of the compensation stated in paragraph "1."

5. Suicide. No payments will be made to the Director's beneficiary(ies) or to his estate in the event of death by suicide during the first three years of this Agreement.

6. Status of Agreement. This Agreement does not constitute a contract of employment between the parties, nor shall any provision of this Agreement restrict the right of the Bank's Shareholders to replace the Director or the right of the Director to terminate his service.

7. Binding Effect. This Agreement shall be binding upon the parties hereto and upon the successors and assigns of the Bank, and upon the heirs and legal representatives of the Director.

8. Interruption of Service. The service of the Director shall not be deemed to have been terminated or interrupted due to his absence from active service on account of illness, disability, during any authorized vacation or during temporary leaves of absence granted by the Bank for reasons of professional advancement, education, health or government service, or during military leave for any period if the Director is elected to serve on the Board following such interruption.

9.   Forfeiture of Compensation by Competition.  The
Director agrees that all rights to compensation following age 65 shall be forfeited by him if he engages in competition with the Bank, without the prior written consent of the Bank, within a radius of 50 miles of the main office of the Bank for a period of ten years, coinciding with the number of years that the Director shall receive such compensation.

10. Assignment of Rights. None of the rights to compensation under this Agreement are assignable by the Director or any beneficiary or designee of the Director and any attempt to anticipate, sell, transfer, assign, pledge, encumber or change
Director's right to receive compensation, shall be void.

11. Status of Director's Rights. The rights granted to the Director or any designee or beneficiary under this Agreement shall be solely those of an unsecured creditor of the Bank.

12. Amendments. This Agreement may be amended only by a written Agreement signed by the parties.

13. If the Bank shall acquire an insurance policy or any other asset in connection with the liabilities assumed by it hereunder, it is expressly understood and agreed that neither Director nor any beneficiary of Director shall have any right with respect to, or claim against, such policy or other asset except as expressly provided by the terms of such policy or in the title to such other asset. Such policy or asset shall not be deemed to be held under any trust for the benefit of Director or his beneficiaries or to be held in any way as collateral security for the fulfilling of the obligations of the Bank under this Agreement except as may be expressly provided by the terms of such policy or other asset. It shall be, and remain, a general, unpledged, unrestricted asset of the Bank.

14. This Agreement shall be construed under and governed by the laws of the State of Pennsylvania.

15. Interpretation. Wherever appropriate in this Agreement, words used in the singular shall include the plural and the masculine shall include the feminine gender.

16. Period of Economic Hardship. If, in any year, payments made under this Agreement would, in the sole judgment of the Board of Directors, create economic hardship for the Bank's
Depositors, the Board of Directors has full authority to postpone such payments.

IN WITNESS HEREOF, the parties have signed this Agreement the day and year above written.

FARMERS & MERCHANTS TRUST CO. OF
CHAMBERSBURG

(SEAL)                        By________________________________
____________________, President

_________________________     ____________________________(SEAL)
Witness                         ____________________, Director




FORM OF
DIRECTOR'S COMPENSATION AGREEMENT

1983 VERSION

This Agreement is entered into this first day of January, 1983, between FARMERS & MERCHANTS TRUST CO. OF
CHAMBERSBURG, P.O. Box T., Chambersburg, Pennsylvania 17201
(Herein referred to as the "Bank") and _________________________
(Herein referred to as the "Director").

WITNESSETH

WHEREAS, the Bank recognizes that the competent and faithful efforts of Director on behalf of the Bank have contributed significantly to the success and growth of the Bank;
and

WHEREAS, the Bank values the efforts, abilities and accomplishments of the Director and recognizes that his services are vital to its continued growth and profits in the future; and

WHEREAS, the Bank desires to compensate the Director and retain his services for five years, if elected, to serve on the Board of Directors. Such compensation is set forth below;
and

WHEREAS, the Director, in consideration of the foregoing, agrees to continue to serve as a Director, if elected,

NOW, THEREFORE, it is mutually agreed as follows:

1. Compensation. The Bank agrees to pay Director the total sum of $__________ payable in monthly installments of $__________ for 120 consecutive months, commencing on the first day of the month following Director's 65th birthday. Payments to the Director will terminate when the 120 payments have been made or at the time of the Director's death, whichever occurs first.

2.   Death of Director Before Age 65.  In the event
Director should die before reaching age 65, the Bank agrees to pay to Director's beneficiary designated in writing to the Bank, the sum of $__________ per month for 120 consecutive months. Payments will begin on the first day of the month following Director's death.

3. Death of Director After Age 65. If the Director dies after age 65 prior to receiving the full 120 monthly installments, the remaining monthly installments will be paid to the Director's designated beneficiary(ies). The beneficiary(ies) shall receive all remaining monthly installments which the Director would have received until the total sum of $__________ set forth in paragraph "1" is paid. If the Director fails to designate a beneficiary in writing to the Bank, the balance of monthly installments remaining at the time of his death shall be paid to the legal representative of the estate of the Director.

4.   Termination of Service as A Director.  If the
Director, for any reason other than death, fails to serve five consecutive years as a Director, he will receive monthly compensation beginning at age 65 on the basis that the number of full months served bears to the required number of 60 months times the compensation stated in paragraph "1." For example, if the Director serves only 36 months, he will be entitled to 36/60 or 60% of the compensation stated in paragraph "1."

5. Suicide. No payments will be made to the Director's beneficiary(ies) or to his estate in the event of death by suicide during the first three years of this Agreement.

6. Status of Agreement. This Agreement does not constitute a contract of employment between the parties, nor shall any provision of this Agreement restrict the right of the Bank's Shareholders to replace the Director or the right of the Director to terminate his service.

7. Binding Effect. This Agreement shall be binding upon the parties hereto and upon the successors and assigns of the Bank, and upon the heirs and legal representatives of the Director.

8. Interruption of Service. The service of the Director shall not be deemed to have been terminated or interrupted due to his absence from active service on account of illness, disability, during any authorized vacation or during temporary leaves of absence granted by the Bank for reasons of professional advancement, education, health or government service, or during military leave for any period if the Director is elected to serve on the Board following such interruption.

9.   Forfeiture of Compensation by Competition.  The
Director agrees that all rights to compensation following age 65 shall be forfeited by him if he engages in competition with the Bank, without the prior written consent of the Bank, within a radius of 50 miles of the main office of the Bank for a period of ten years, coinciding with the number of years that the Director shall receive such compensation.

10. Assignment of Rights. None of the rights to compensation under this Agreement are assignable by the Director or any beneficiary or designee of the Director and any attempt to anticipate, sell, transfer, assign, pledge, encumber or change
Director's right to receive compensation, shall be void.

11. Status of Director's Rights. The rights granted to the Director or any designee or beneficiary under this Agreement shall be solely those of an unsecured creditor of the Bank.

12. Amendments. This Agreement may be amended only by a written Agreement signed by the parties.

13. If the Bank shall acquire an insurance policy or any other asset in connection with the liabilities assumed by it hereunder, it is expressly understood and agreed that neither Director nor any beneficiary of Director shall have any right with respect to, or claim against, such policy or other asset except as expressly provided by the terms of such policy or in the title to such other asset. Such policy or asset shall not be deemed to be held under any trust for the benefit of Director or his beneficiaries or to be held in any way as collateral security for the fulfilling of the obligations of the Bank under this Agreement except as may be expressly provided by the terms of such policy or other asset. It shall be, and remain, a general, unpledged, unrestricted asset of the Bank.

14. This Agreement shall be construed under and governed by the laws of the State of Pennsylvania.

15. Interpretation. Wherever appropriate in this Agreement, words used in the singular shall include the plural and the masculine shall include the feminine gender.

16. Period of Economic Hardship. If, in any year, payments made under this Agreement would, in the sole judgment of the Board of Directors, create economic hardship for the Bank's
Depositors, the Board of Directors has full authority to postpone such payments.

17. All compensation provided by this Agreement is in addition to that which is provided under the Director's
Compensation Agreement dated January 1, 1982.

IN WITNESS HEREOF, the parties have signed this Agreement the day and year above written.

FARMERS & MERCHANTS TRUST CO. OF
CHAMBERSBURG

(SEAL)                        By________________________________
____________________, President

_________________________     ____________________________(SEAL)
Witness                         ____________________, Director




                                                     Exhibit 10.2


         FARMERS AND MERCHANTS TRUST COMPANY OF CHAMBERSBURG

                DIRECTOR'S DEFERRED COMPENSATION PLAN


     WHEREAS, FARMERS AND MERCHANTS TRUST COMPANY OF CHAMBERSBURG does intend by the following instrument to establish a Deferred
Compensation Plan for the exclusive benefit of its Directors; and

     WHEREAS, the purpose of the Plan is to provide said individuals with the opportunity to defer the payment of certain fees due them;

     NOW, THEREFORE, to carry the above intentions into effect, Farmers and Merchants Trust Company of Chambersburg does enter into this Plan this 1st day of July, 1986.



                   This Plan shall be known as the:

         FARMERS AND MERCHANTS TRUST COMPANY OF CHAMBERSBURG

              DIRECTORS' DEFERRED COMPENSATION PLAN

                              ARTICLE I

                               PURPOSE

     The Bank recognizes that the members of its Board of Directors possess an intimate knowledge of the Bank, the community and general business strategies. It further recognizes that the participation of its Directors is essential to the Bank's continued growth and success. Accordingly, in order to retain and attract knowledgeable Directors, the Bank now adopts a plan allowing its Directors to defer their Director fees until their severance from the Board, as follows:

                              ARTICLE II

     2.1  "BANK" means Farmers and Merchants Trust Company of
          Chambersburg and any successor thereto.

     2.2 "BENEFICIARY" means the person or persons designated by a Participant pursuant to Section 5.4.

     2.3 "DEFERRAL ELECTION FORM" shall mean a written agreement between a Participant and the Bank, whereby a Participant agrees to defer all or a portion of his Director Fees to be earned in the future, and the Bank agrees to make benefit payments in accordance with the provisions of the Plan.

     2.4 "DEFERRED BENEFIT ACCOUNT" means the accounts maintained on the books of the Bank pursuant to
          Article IV. A separate Deferred Benefit Account shall be maintained for each Participant. A Participant's Deferred Benefit Account shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participants pursuant to the Plan and shall be subject to Article VI hereof. A Participant's Deferred Benefit Account shall not constitute or be treated as a trust fund of any kind.

     2.5  "DETERMINATION DATE" means December 31 of each Plan
          Year and, for each Participant, the date of death or date of Severance as applicable.

     2.6 "DIRECTOR" means each individual who serves on the Bank's Board of Directors and, except for the Chairman of the Board of the Bank, is not otherwise employed by the Bank.

     2.7 "DIRECTOR FEES" means the compensation to a Director, as a Director, including but not limited to meeting or retainer fees.

     2.8  "EFFECTIVE DATE" means July 1, 1986.

     2.9 "PARTICIPANT" means each active Director who has deferred all or a portion of his Director Fees in accordance with Article III and any former Director who remains entitled to a benefit pursuant to Article V.

     2.10 "PLAN" means the Farmers and Merchants Trust Company of
          Chambersburg Directors' Deferred Compensation Plan as described in this instrument, and as amended from time to time.

     2.11 "PLAN INTEREST YIELD" means the average for the Plan
          Year or part thereof preceding the Determination Date of the interest rate available on One Year U. S.
          Treasury Bills.

     2.12 "PLAN YEAR" initially means the period beginning on July 1, 1986, and ending December 31, 1986.
          Thereafter, Plan Year means the 12 consecutive month period beginning on January 1 and ending on December 31.

     2.13 "SEVERANCE" means voluntary or involuntary termination of Board membership for any reasons other than death, specifically excepting however a Termination For Cause.

     2.14 "TERMINATION FOR CAUSE" means termination from the Bank's Board of Directors as a result of willful misconduct or gross negligence in the performance by the Director of his duties as a Director.

                            ARTICLE III

     3.1 Each Director who elects to defer all or a specified portion of Directors Fees pursuant to the terms provided herein shall execute a Deferral Election Form prior to the Plan Year for which the deferral shall first occur.

     3.2 Each Director appointed to the Board during the course of a Plan Year may file a Deferral Election Form with respect to Director Fees to be earned in the future including those earned throughout the balance of such Plan Year.

     3.3 An election to defer Director Fees pursuant to the Plan is irrevocable and shall continue until the earlier of a Participant's death, Severance or Termination For Cause. Notwithstanding, a Participant may change the deferred portion of his Director Fees or suspend deferrals effective for any subsequent Plan Year by executing a new Deferral Election Form prior to the first day of the Plan Year such change is to be effective.

                              ARTICLE IV

                       DEFERRED BENEFIT ACCOUNT

     4.1 For recordkeeping purposes only, the Bank shall maintain separate Deferred Benefit Accounts for each Participant. The existence of these accounts shall not require any segregation of assets.

     4.2 The amount of Director Fees that a Participant elects to defer shall be credited to the Participant's Deferred Benefit Account throughout each Plan Year at such time as the Participant would otherwise be entitled to the Director Fees which are the source of the deferral.

     4.3 On each Determination Date, the Bank shall credit each Deferred Benefit Account, an additional amount equal to the Plan Interest Yield.

                              ARTICLE V

                               BENEFITS

     5.1  Within sixty (60) days of a Participant's Termination
          For Cause, the Bank shall pay to the Participant a lump sum cash distribution, in lieu of any other benefit provided hereunder, equal to the Participant's accumulated deferrals, without interest.

     5.2 Within sixty (60) days of a Participant's Severance or death, the Bank shall pay to the Participant, or in the event of a Participant's death to the Participant's Beneficiary, a deferred benefit. The amount of the deferred benefit shall be equal to Participant's Deferred Benefit Account, determined pursuant to
          Article IV.

     5.3 The Participant's deferred benefit shall be payable as a lump sum, unless, prior to the calendar year of Severance or death, the Participant elects to have his deferred benefit payable over an optional payment period of five years. If the Participant shall elect against a lump-sum distribution, the Bank shall annuitize his deferred benefit, utilizing the average of the Plan Interest Yield during the three calendar years immediately preceding the Participant's Severance or death, and pay such annuitized benefit to the Participant, or if applicable, his Beneficiary, in equal annual installments.

     5.4 The Participant may designate a Beneficiary by filing a written notice of such designation with the Bank in such form as the Bank requires and may include contingent beneficiaries. The Participant may from time to time change the designated Beneficiary or Beneficiaries without the consent of such Beneficiary by filing a new designation in writing with the Bank. (If a Participant maintains his primary residence in a state which has community property laws, the spouse of a married Participant shall join in any designation of a Beneficiary or Beneficiaries other than the spouse.) If no designation shall be in effect at the time when any benefits payable under this Plan shall become due, the Beneficiary shall be the spouse of the Participant, or if no spouse is then living, the representatives of the Participant's estate.

     5.5 To the extent required by the law in effect at the time payments are made, the Bank shall withhold any taxes required by the federal or any state or local government from payments made hereunder.

                             ARTICLE VI

                           UNFUNDED PLAN

     6.1 Benefits are payable as they become due irrespective of any actual investments the Bank may make to meet its obligations. The Bank is under no obligation to purchase or maintain any asset, and any reference to investments is solely for the purpose of computing the value of benefits. Neither this Plan nor any action taken pursuant to the provisions of this Plan shall create or be considered to create a trust of any kind, or a fiduciary relationship between the Bank and the Participant, or any other person. To the extent a Participant or any other person acquires a right to receive payments from the Bank under this Plan, such right shall be no greater than the right of any unsecured creditor of Bank.

                             ARTICLE VII

                              ASSIGNMENT

     7.1 No Participant, Beneficiary or heir shall have any right to commute, sell, transfer, assign or otherwise convey the right to receive any payment under the terms of this Plan. Any such attempted assignment shall be considered null and void.

                             ARTICLE VIII

                      AMENDMENT AND TERMINATION

     8.1 The Plan may be amended in whole or in part by the Bank at any time. Notice of any such amendment shall be given in writing to each Participant and each Beneficiary of a deceased Participant.

     8.2 Subject to Section 8.3, no amendment hereto shall permit amounts accumulated pursuant to the Plan prior to the amendment to be paid to a Participant or Beneficiary prior to the time he would otherwise be entitled thereto.

     8.3 The Bank reserves the sole right to terminate the Plan (and/or the Deferral Election Form pertaining to any Participant) at any time prior to the commencement of payment of benefits, but only in the event that the Bank, in its sole discretion, shall determine that the economics of the Plan have been adversely and materially affected by a change in tax laws, other government action or other event beyond the control of the Participants and the Bank. In the event of any such termination, each affected Participant shall be entitled to a deferred benefit equal to the amount of his Deferred Benefit Account determined under Article IV, using the Plan Interest Yield as of the date of termination of the Plan (and/or his Deferral Election
          Form).

                              ARTICLE IX

                            MISCELLANEOUS

     9.1 The benefits provided for the Participants under this Plan are in addition to benefits provided by any other plan or program of the Bank and, except as otherwise expressly provided for herein, the benefits of this Plan shall supplement and shall not supersede any plan or agreement between the Bank and any Participant or any provisions contained herein.

     9.2 The Plan shall be governed and construed under the laws of the Commonwealth of Pennsylvania as in effect at the time of its adoption.

     9.3 The courts of the Commonwealth of Pennsylvania shall have exclusive jurisdiction in any or all actions arising under this Plan.

     9.4 The terms of this Plan shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators and successors.

     9.5 The interest of any Participant or any Beneficiary receiving payments hereunder shall not be subject to anticipation, nor to voluntary or involuntary alienation until distribution is actually made.

     9.6 All headings preceding the text of the several Articles hereof are inserted solely for reference and shall not constitute a part of this Plan, nor affect its meaning, construction or effect.

     9.7 Where the context admits, words in the masculine gender shall include the feminine and neuter genders.


                              FARMERS AND MERCHANTS TRUST COMPANY
                              OF CHAMBERSBURG

Date:  ________, 199_         By:________________________________




                                                     Exhibit 10.3



               FRANKLIN FINANCIAL SERVICES CORPORATION
                   LONG-TERM INCENTIVE PLAN OF 1990

                       TABLE OF CONTENTS

                                                            Page


SECTION 1
PURPOSE OF THE PLAN..........................................  1

SECTION 2
EFFECTIVE DATE OF PLAN.......................................  1

SECTION 3
DEFINITIONS..................................................  1

SECTION 4
SCOPE OF THE PLAN............................................  3
     4.1  Form of Awards.....................................  3
     4.2  Shares Reserved....................................  4

SECTION 5
ADMINISTRATION...............................................  4
     5.1  Committee Members..................................  4
     5.2  Committee Actions..................................  4
     5.3  Committee Authority................................  5

SECTION 6
STOCK ADJUSTMENTS............................................  5

SECTION 7
ELIGIBILITY..................................................  6

SECTION 8
GRANT OF AWARDS..............................................  6
     8.1  Authority to Grant Awards..........................  6
     8.2  Documentation of Grant.............................  6

SECTION 9
TERMS AND CONDITIONS.........................................  7
     9.1  Stock Options......................................  7
     9.2  Incentive Stock Options............................  8
     9.3  Stock Appreciation Rights.......................... 10
     9.4  Performance Shares and Performance Units........... 11
     9.5  Restricted Stock................................... 12

SECTION 10
PLAN TERMINATION, AMENDMENT OR CHANGE OF CONTROL............. 13
     10.1 Plan Termination or Amendment...................... 13
     10.2 Change of Control.................................. 14

SECTION 11
MISCELLANEOUS................................................ 15
     11.1 Withholding........................................ 15
     11.2 Legal and Other Requirements....................... 16
     11.3 Rights as a Shareholder............................ 16
     11.4 Notices............................................ 16
     11.5 No Right to Employment............................. 17
     11.6 Indemnification.................................... 17
     11.7 Governing Law...................................... 17
     11.8 Parties in Interest................................ 17
     11.9 Nontransferability................................. 17
     11.10 Construction/Heading.............................. 18

                             SECTION 1

                         PURPOSE OF THE PLAN
The, purpose of the Long-Term Incentive Plan of 1990 (the "Plan") is to provide incentive compensation opportunities for selected officers and key employees of Franklin Financial Services Corporation (the "Holding Company"). In providing these opportunities, the Holding Company seeks to generate in the participants a proprietary and vested interest in the performance of the Holding Company and an increasing incentive to contribute to the Holding Company's future success and prosperity, thereby benefiting all shareholders. Providing incentive compensation opportunities to key employees will aid the Holding Company in attracting, retaining, and encouraging the kind of management it requires to realize its long term financial objectives.

                             SECTION 2
                       EFFECTIVE DATE OF PLAN

This Plan shall become effective January 1, 1990, subject to the approval of the shareholders of the Holding Company at the Annual
Meeting on April 24, 1990.

                             SECTION 3
                            DEFINITIONS

3.1 "Award" or "Awards" means a stock option, an incentive stock option, a stock appreciation right, a performance unit, performance share or a restricted stock award.

3.2  "Board" means the Board of Directors of the Holding
     Company.

3.3 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

3.4 "Committee" means the Committee designated by the Board to administer the Plan.

3.5  "Common Stock" means the Common Stock of the Holding
     Company.

3.6 "Corporation" means the Holding Company and its subsidiaries.

3.7 "Disability" means such rules, regulations and determinations as the Committee deems appropriate under the Plan in respect of any disability of any Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such disability shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any of any disability on Awards under the Plan theretofore made to any Participant.

3.8  "Employee" means any employee of the Corporation.

3.9 "Fair Market Value" means the average of the most recent dealer "bid" and "asked" price of the Common Stock in the over-the-counter market.

3.10 "Option" means an incentive stock option or a nonqualified stock option granted to a Participant subject to the terms and conditions as described in the Plan.

3.11 "Participant" means an Employee who is selected by the Committee to receive an Award under the Plan.

3.12 "Performance Cycle" or "Cycle" means the period of months or years selected by the Committee during which the performance is measured for the purpose of determining the extent to which an award of Performance Shares or Performance Units has been earned.

3.13 "Performance Goals" means the objectives established by the Committee for a Performance Cycle, for the purpose of determining the extent to which Performance Shares or Performance Units which have been contingently awarded for such Cycle are earned.

3.14 "Performance Share" means a share of Common Stock contingently awarded to a Participant subject to the terms and conditions as described in the Plan.

3.15 "Performance Unit" means a fixed or variable dollar denominated unit contingently awarded to a Participant subject to the terms and conditions as described in the Plan.

3.16 "Restricted Period" means the period of months or years selected by the Committee during which a grant of Restricted Stock may be forfeited to the Holding Company.

3.17 "Restricted Stock" means shares of Common Stock contingently granted to a Participant subject to the terms and conditions as described in the Plan.

3.18 "Subsidiary" means a company that is wholly or partially owned by the Holding Company that, with the approval of the Board, may participate in this Plan.

                             SECTION 4
                         SCOPE OF THE PLAN

4.1 Form of Awards. Awards means any type of option, share or right that may be granted pursuant to the terms of this Plan. Awards may be granted in the form of Options, Stock Appreciation Rights ("SARs"), Restricted Stock, Performance Units and Performance Shares.

4.2 Shares Reserved. The maximum number of shares to be issued pursuant to all Awards made under the Plan shall be 100,000 shares of presently authorized but unissued or reacquired Common Stock. This limitation shall be subject to adjustment as provided in Section 6 of the Plan. Shares pursuant to Awards which, by reason of the expiration, cancellation or other termination of Awards prior to issuance, are not issued, and Restricted Shares that are forfeited after their issuance, shall again be available for future Awards.

                             SECTION 5
                           ADMINISTRATION

5.1 Committee Members. The Plan shall be administered by the Committee, which shall be composed of at least three members of the Board and may include a representative of each Subsidiary, none of whom shall have been eligible to participate in the Plan for a period of at least one year prior to his election to serve on the Committee. No member of the Committee shall be eligible to participate in the Plan while serving on the Committee, nor shall any member of the Committee be eligible to participate in the Plan for at least one year after his membership on the Committee ends.

5.2 Committee Actions. The Committee shall hold meetings at such times and places as it may determine. Such acts, as are reduced to or approved in writing by each of the members of the Committee in a meeting at which a majority of members are present, shall be the valid acts of the Committee.

5.3 Committee Authority. The Committee shall have the authority to construe and interpret the provisions of the Plan. When appropriate, it may also adopt, prescribe, amend and rescind rules and regulations relating to the Plan. The Committee shall determine the Employees to whom Awards will be made under the Plan. It shall also determine the time and frequency at which Awards will be made and the number of shares to be optioned or awarded. Decisions of the Committee shall be final, conclusive and binding upon all parties.

                             SECTION 6
                         STOCK ADJUSTMENTS

In the event of any change in the number of issued and outstanding shares of Common Stock of the Holding Company which results from a stock split, reverse stock split, the payment of a stock dividend or any other change in the capital structure of the Holding Company, the Committee shall proportionately adjust the maximum number of shares reserved under Section 4.2 and shall appropriately adjust the number of shares subject to each outstanding Award, and the price per share thereof (but not the total Award price), so that upon exercise or realization of such Award, the Participant shall receive the same number of shares he would have received had he been holder of all shares subject to his outstanding Award immediately before the effective date of such change in the number of issued shares of Common Stock of the Holding Company. Such adjustment shall not result in the issuance of fractional shares. Any adjustment under this Section shall be made by the Committee, subject to approval by the Board. No adjustment shall be made that would cause an incentive stock option to fail to continue to qualify as an incentive stock option within the meaning of Section 422(A) of the Code. The grant of an Award pursuant to the Plan shall not affect in any way the right of the Holding Company to make adjustments, reclassifications, reorganizations, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

                             SECTION 7
                            ELIGIBILITY

Employees of the Corporation, as may be designated by the Committee, who are performing or who have been engaged to perform services of special importance to the management, operation, or development of the Corporation shall be eligible to receive Awards under the Plan. Nonemployee members of the Board shall not be eligible for Awards under the Plan.

                             SECTION 8
                          GRANT OF AWARDS

8.1 Authority to Grant Awards. Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine, among those Employees who are eligible according to Section 7, to whom Awards shall be granted, the number of Awards and the conditions and limitations, if any, in addition to those set forth below, applicable to the Award. The Committee shall have the authority to grant Awards of one type or of several types and in such combinations as the Committee shall determine. In the case of incentive stock options, the terms and conditions of such grants shall be subject to and comply with such limitations as may be prescribed by Section 422A of the Code.

8.2 Documentation of Grant. Each Award granted under this Plan shall be evidenced by an Award Agreement executed by the Corporation and the Participant. Said agreement shall set forth the type of Award, the terms and conditions of such Award, and the manner in which it may be exercised, subject to the provisions of this Plan.


                             SECTION 9
                        TERMS AND CONDITIONS

9.1  Stock Options.

     A. Price. The Committee shall establish the option price at the time each stock option is granted, which price shall not be less than 50% of the Fair Market Value of the shares on the day the option is granted. The option price shall be subject to adjustment in accordance with the provisions of Section 6.

     B. Terms. The Committee may determine that any stock option shall become exercisable in installments and may determine that the right to exercise such stock option as to such installments shall expire on different dates or on the same date.

     C. Termination of Employment. In the event a Participant ceases to be an Employee for reasons including Disability or death, stock options may be exercised for a period of up to twelve (12) months beyond the date the Participant ceases to be an Employee; provided, however, that there will be no extension of such exercise period beyond the date a Participant ceases to be an Employee if the Participant's employment has been terminated for cause. For purposes of this
           Section 9.1C termination for "cause" means
           Participant's employment was terminated because of Participant's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, willful failure to perform stated duties, willful violation of any law, rule or regulation.

     D. Exercise of Options. The option price of each share as to which an option is exercised shall be paid in full at the time of such exercise. Such payment shall be made in cash, by tender of shares of Common Stock owned by the Participant for at least six (6) months, or by a combination of cash and such shares of Common Stock.
           In addition the Committee may provide the Participant with assistance in financing the option price and applicable taxes on such terms and conditions as it determines appropriate.

9.2  Incentive Stock Options.

     A. Price. The Committee shall establish the option price at the time each incentive stock option is granted, which price shall not be less than 100% of the Fair Market Value of the shares on the day the option was granted. However, if an Employee, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, the option price shall not be less than 110% of the Fair Market Value of the shares on the day the option was granted. The option price shall be subject to adjustment in accordance with the provisions of Section 6.

     B. Terms. The Committee may determine that any incentive stock option shall become exercisable in installments and may determine that the right to exercise such incentive stock option as to such installments shall expire on different dates or on the same date. Incentive stock options may not be exercisable later than ten years after their date of grant. Incentive stock options shall not be granted later than ten years after the earlier of: (i) the date this Plan is adopted, or (ii) the date this Plan is approved by the shareholders of the Holding Company.

     C. Termination of Employment. In the event a Participant ceases to be an Employee for reasons other than Disability or death, no incentive stock options may be exercised after three (3) months beyond the date the Participant ceases to be an Employee; provided, however, that there will be no extension of such exercise period beyond the date a Participant ceases to be an Employee if the Participant's employment has been terminated for cause. For purposes of this
           Section 9.2C termination for "cause" means
           Participant's employment was terminated because of Participant's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, willful failure to perform stated duties, or willful violation of any law, rule or regulation. In the event a Participant ceases to be an Employee for reasons of Disability or death, incentive stock options may be exercised for a period of up to twelve (12) months beyond the date of Disability or death.

     D. Exercise of Options. An incentive stock option shall not be exercisable for six (6) months after the date it is granted. The option price of each share as to which an incentive stock option is exercised shall be paid in full at the time of such exercise. Such payment shall be made in cash, by tender of shares of Common Stock owned by the Participant for at least six (6) months, or by a combination of cash and such shares of Common Stock. In addition, the Committee may provide the Participant with assistance in financing the option price and applicable taxes on such terms and conditions as it determines appropriate.

9.3  Stock Appreciation Rights.

     A. Grant and Exercisability. Stock appreciation rights may be granted in tandem with an Option, in addition to an Option, or may be freestanding and unrelated to an Option. Stock appreciation rights granted in tandem or in addition to an Option may be granted either at the same time as the Option or at a later time. No stock appreciation right shall be exercisable earlier than six months after its grant, except in the event of the Participant's death or Disability.

     B. Value and Payment. A stock appreciation right shall entitle the Participant to receive from the Corporation an amount equal to the positive difference between the Fair Market Value of a share of Common Stock on the exercise of the stock appreciation right and the grant price, or some lesser amount as the Committee may determine either at the time of grant or at any time prior to exercise. The Committee shall determine whether the stock appreciation right shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock.

     C. Termination of Employment. A Participant must be an Employee in order to exercise a stock appreciation right; provided, however, that in the event of a Participant's death or Disability, the Committee, in its discretion and after taking into consideration the performance of such Participant and the performance of the Corporation, may extend the period during which such Participant or his successor may exercise some or all of his stock appreciation rights, but said extension shall not be for more than twelve (12) months from the date of termination.

9.4  Performance Shares and Performance Units.

     A. Grant. The Committee shall determine the number of Performance Shares and/or Performance Units to be granted, if any, and the number of such shares and units for each Performance Cycle, and shall determine the duration of each Performance Cycle and the value of each Performance Unit. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other.

     B. Performance Goals. The Committee shall establish Performance Goals for each Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the Performance Goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation or changes in applicable tax laws or accounting principles.

     C. Earned Awards. At the end of each Performance Cycle, the Committee shall determine the number of Performance Shares and Performance Units which have been earned by Participants on the basis of performance in relation to the established Performance Goals.

     D. Certificates and Payment. Certificates issued in respect of Performance Shares shall be registered in the name of the Participant and deposited by him, together with a stock power endorsed in blank, with the Corporation. At the expiration of the Performance Cycle, the Corporation shall deliver certificates representing earned Performance Shares to the Participant or his legal representative. Payment for Performance Units shall be in (i) cash; (ii) shares of Common Stock; (iii) shares of Restricted Stock; or
           (iv) in nonqualified stock options with an option price of $1 per share and with a aggregate discount from Fair Market Value not in excess of the value of the earned Performance Units for which payment is being made, in such proportions as the Committee shall determine. Participants may be offered the opportunity to defer receipt of payment for earned Performance Shares and Performance Units under terms established by the Committee.

     E. Termination of Employment. A Participant must be an Employee at the end of a Performance Cycle in order to be entitled to payment of Performance Shares and/or Performance Units in respect of such Cycle; provided, however, that in the event of a Participant's death or Disability before the end of such Cycle, the Committee, in its discretion and after taking into consideration the performance of such Participant and the performance of the Corporation during the Cycle, may authorize payment to such Participant or his successor with respect to some or all of the Performance Shares and/or Performance Units deemed earned for that Cycle.

9.5  Restricted Stock.

     A. Grant. At the time of making a grant of Restricted Stock, the Committee shall determine the number of shares of Restricted Stock to be granted to each Participant, the duration of the Restricted Period during which, and the conditions under which, all or part of the Restricted Stock may be forfeited to the Corporation, and any terms and conditions of the Award in addition to those contained in Section 9.5C and 9.5D, including, but not limited to, the establishment of criteria which would permit the restrictions to lapse on an accelerated basis.

     B. Certificates and Payment. Certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and deposited by him, together with a stock power endorsed in blank, with the Corporation. At the expiration of the Restricted Period, the Corporation shall deliver to the Participant or his legal representative such certificates representing shares which have not been forfeited. Participants may be offered the opportunity to defer receipt of payment for Restricted Stock under terms established by the Committee.

     C. Termination of Employment. In the event a Participant ceases to be an Employee during the Restricted Period for reasons other than death or Disability, all shares of Restricted Stock shall be forfeited to the Corporation.

     D. Death or Disability. In the event of a Participant's death or Disability during the Restricted Period, the restrictions imposed hereunder shall lapse with respect to such number of shares of Restricted Stock.

                             SECTION 10
          PLAN TERMINATION, AMENDMENT OR CHANGE OF CONTROL

10.1 Plan Termination or Amendment. To the extent permitted by law, the Board may amend, suspend, or terminate the Plan at any time; provided, however, that no amendment may be adopted that permits an Award to be granted to any member of the Committee, and further provided that, with respect to incentive stock options, except as specified in
     Section 6, no amendment may be adopted that will increase the number of shares reserved for Awards under the Plan, change the option price, or change the provisions required for compliance with Section 422A of the Code and regulations issued thereunder. The Board shall not amend the Plan so as to increase the maximum number of shares that may be issued under the Plan, except as specified in
     Section 6, materially increase the benefits accruing to Participants or materially modify the requirements for eligibility to participate in the Plan, without the approval of the shareholders of the Holding Company. The amendment or termination of this Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award previously granted hereunder.

10.2 Change of Control.

     A. Authority. In order to maintain the Participants' rights in the event of a "Change of Control" of the Holding Company, the Board, in its sole discretion, may, notwithstanding anything to the contrary contained in the Plan, either at the time an Award is made or at any time prior to or simultaneously with a "Change of Control" (i) provide for the acceleration of any time periods relating to the exercise or realization of such Awards so that such Awards may be exercised or realized in full on or before a date fixed by the Board;
           (ii) provide for the purchase of such Awards by the Holding Company, upon the Participant's request, for an amount of cash equal to the amount which could have been attained upon the exercise or realization of such rights had such Awards been currently exercisable or payable; (iii) make such adjustment to the Awards then outstanding as the Board deems appropriate to reflect such change; or (iv) cause the Awards then outstanding to be assumed or new rights of equivalent value substituted thereof, by the successor corporation in such change. The Board may, in its sole discretion, include such further provisions and limitations in any agreement entered into with respect to an Award as it may deem equitable and in the best interest of the Corporation.

     B. Definition. "Change of Control" means the occurrence of (i) a person (including a group as defined in Section 13(d)(3) of the Securities Exchange Act of
           1934) becoming, directly or indirectly, the beneficial owner (as defined under the Securities Exchange Act of 1934) of 25% or more of the shares of the Holding Company, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board, ceasing for any reason to constitute at least a majority of the Board unless the election of each director of the Board, who was not a director of the Board at the beginning of such period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period, or (iii) the Holding Company ceasing to be a publicly owned corporation.

                             SECTION 11
                           MISCELLANEOUS

11.1 Withholding. The Corporation shall have the right to deduct from all amounts paid in cash (whether under this Plan or otherwise) any taxes required by law to be withheld therefrom. In the case of payments of Awards in the form of Common Stock, the Committee in its discretion may require the Participant to pay the Corporation the amount of any taxes required to be withheld with respect to such Common Stock, or in lieu thereof, the Corporation shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld.

11.2 Legal and Other Requirements. The obligation of the Corporation to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including but not limited to, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Corporation. Certificates for shares of Common Stock issued hereunder may be legended as the Board shall deem appropriate.

11.3 Rights as a Shareholder. No Participant shall have any right as a shareholder with respect to any Award granted to him unless and until certificates for shares of Common Stock are issued to him, except in the event an Award is made in the form of Restricted Stock, the Participant shall have all rights of a shareholder subject to Section 9.5, including but not limited to, the right to receive all dividends paid on such shares and the right to vote such shares.

11.4 Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Corporation (i) on the date it is personally delivered to the Secretary of the Corporation at its principal executive offices or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices. Notice shall be deemed delivered to a Participant (i) on the date it is personally delivered to him or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him at the last address shown for him on the records of the Corporation.

11.5 No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Corporation. Further, the Corporation expressly reserves the right at any time to dismiss a Participant, free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

11.6 Indemnification. The Corporation shall indemnify each member of the Committee and each other officer or employee of the Corporation to whom any duty or power relating to the Plan may be allocated or delegated, to the fullest extent permitted under the laws of the Commonwealth of Pennsylvania and the Bylaws of the Corporation.

11.7 Governing Law. All questions pertaining to construction, validity and effect of the provisions of this Plan and the rights of all persons hereunder shall be governed by the laws of the Commonwealth of Pennsylvania.

11.8 Parties in Interest. The provisions of this Plan and the terms and conditions of any Award shall be binding upon and inure to the benefit of all successors of each Participant.

11.9 Nontransferability. Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, except by will or the laws of descent and distribution. During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by his guardian or legal representative. Upon the death of a Participant, an Award shall be exercisable, to the extent permitted, by the Participant's estate or by a person who acquired the right to exercise such Award by bequest or inheritance or by reason of the death of the Participant.

11.10 Construction/Heading. All words herein shall be construed to be of such number and gender as the context requires. All headings preceding the text of the several paragraphs hereof are inserted solely for reference and shall not constitute a part of this Plan, or affect its meaning, construction or effect.

                              FRANKLIN FINANCIAL SERVICES
                              CORPORATION

DATE:____________________     BY:________________________________
                                   Officer


                              ATTEST:


                              BY:________________________________
                                   Secretary